Exhibit 99.1

Special Committee of the Board of Directors of Optical Communication Products
Adopts a 30-Day Shareholder Rights Plan To Protect Minority Shareholders

Woodland Hills, CA, May 4, 2007 — Optical Communication Products, Inc. (Nasdaq: OCPI) (“OCP”) today announced that the Special Committee of its Board of Directors has adopted a 30-day shareholder rights plan to protect the interests of OCP’s minority shareholders.  The Furukawa Electric Co. Ltd. has a 58.2% ownership interest in OCP that it recently agreed to sell to Oplink Communications, Inc.  In addition, Oplink has proposed to purchase OCP’s remaining outstanding common stock not owned by Furukawa.

Hobart Birmingham, Chairman of the Special Committee of the OCP Board of Directors, said:  “We have adopted this limited shareholder rights plan as a precautionary measure to protect our shareholders while we carefully evaluate Oplink’s unsolicited offer to acquire OCP’s minority shares.  The Special Committee has not reached any conclusions, but we will continue to work diligently and announce the results of our evaluation in due course.”

Under the plan, the Special Committee has declared a dividend distribution of one right for each outstanding share of OCP Common Stock to shareholders of record as of May 14, 2007.

These rights, which will expire on June 2, 2007, will become exercisable only under three specific conditions:  the closing of Oplink’s purchase of Furukawa’s 58.2% ownership interest in OCP, the acquisition of more than 15% of OCP’s outstanding common stock by a third party, or the acquisition of any additional shares by Furukawa or Oplink.

A copy of the shareholder rights plan, along with a cover letter, will be mailed to shareholders as of the record date and filed with the Securities and Exchange Commission.  These materials also are available on the investor relations portion of OCP’s web site at www.ocp-inc.com.

About Optical Communication Products, Inc. (OCP)

Founded in 1991, OCP designs, manufactures and sells a comprehensive line of fiber optic components for metropolitan, local area and fiber-to-the-home networks. Its global speed-to-market strategy calls for increased international market penetration, fast-paced product development and flexible, turnkey manufacturing capacity. The Company’s product lines include optical transceivers, transmitters and receivers.  For more information, visit OCP’s web site at www.OCP-inc.com or Investor Digest at www.globalprovince.com/ocpiindex.htm.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of GigaComm, such as (i) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (ii) our ability to successfully integrate the operations of GigaComm with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iii) our ability to implement future business and acquisition strategies, and (iv) our ability to retain personnel of GigaComm; (C) factors relating to our manufacturing contract with SAE Magnetics, such as the possibility that the expected benefits from that contract will not be fully realized or will be delayed; (D) factors relating to doing business in Taiwan and The People’s Republic of China, such as, but not limited to (i) risks relating to political and diplomatic issues between Taiwan and The People’s Republic of China, (ii) difficulty of managing global operations, including staffing and managing foreign operations, (iii) differing labor regulations, and (iv) foreign currency risk; and (E) factors relating to Oplink’s pending acquisition of the shares of OCP capital stock beneficially owned by Furukawa and Oplink’s proposal to acquire the remaining outstanding capital stock of OCP by means of a merger.  OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:

Sard Verbinnen & Co

Paul Kranhold or Ron Low

(415) 618-8750